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                                                                 EXHIBIT 99.1



PSYCHIATRIC SOLUTIONS, INC.
(PSI LOGO)


CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


           PSYCHIATRIC SOLUTIONS COMPLETES PURCHASE OF FOUR INPATIENT PSYCHIATRIC FACILITIES WITH 360 BEDS FROM HEARTLAND HEALTHCARE

                              --------------------

        RAISES 2004 EARNINGS GUIDANCE TO $1.08 TO $1.13 PER DILUTED SHARE

                              --------------------

               INCREASES REVOLVING CREDIT FACILITY TO $125 MILLION

FRANKLIN, Tenn. (June 1, 2004) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced that it has completed the previously announced purchase of four inpatient psychiatric facilities with 360 beds from Heartland Healthcare ("Heartland"). In addition, PSI acquired a contract from Heartland to manage an inpatient psychiatric unit in a facility owned by others. The acquired assets produced revenues of approximately $45 million in 2003. In 2004, PSI has announced the addition of 940 beds through acquisition and internal development to its base of more than 2,800 beds at the end of 2003.

         As a result of this transaction, PSI today raised its guidance for 2004 earnings per diluted share to a range of $1.08 to $1.13, from the previous range of $1.00 to $1.04.

         PSI also announced that it has amended and increased its revolving credit facility to $125 million from its previous level of $50 million. This credit facility matures in January 2007.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities, including the facilities acquired from Heartland; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates


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PSYS Completes Purchase of Heartland Healthcare
Page 2
June 1, 2004

from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and (6) potential difficulties in integrating the operations of PSI with acquired operations, including the facilities acquired from Heartland. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in the Annual Report on Form 10-K for fiscal year 2003 filed on March 25, 2004, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 32 owned or leased freestanding psychiatric inpatient facilities with more than 3,800 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.



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